UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2005, the registrant and certain of its subsidiaries entered into an amended and restated five-year unsecured credit facility in an aggregate amount of up to $1,000,000,000, and a new 364-day unsecured credit facility in an aggregate amount of up to $500,000,000 (together, the “Credit Facilities”), each with JPMorgan Chase Bank, N.A., as administrative agent, and certain banks named therein, as lenders thereunder. The Credit Facilities together replace the registrant’s existing five-year unsecured credit facility in an aggregate amount of up to $1,000,000,000, maturing on May 24, 2009. The registrant intends to use any borrowings under the Credit Facilities for the general corporate purposes of the registrant and its subsidiaries (including in connection with the commercial paper program of the registrant and certain of its subsidiaries). The Credit Facilities are subject to early termination by the registrant upon satisfaction of customary notice and other requirements. Borrowings under the Credit Facilities are subject to acceleration upon the occurrence of customary events of default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 20, 2005

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Stephen W. Gauster
Name: Stephen W. Gauster Title: Assistant Secretary